AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 12, 2022

Global X Funds Attn: Luis Berruga
605 Third Ave., 43rd Floor New York, New York 10158
Email: legalnotices@globalxetfs.com

RE:    Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust (each a statutory trust ) organized under the laws of the State of Delaware (the “Acquiring Trust”), on behalf of itself or its separate series listed on Schedule A, (as such schedule may be amended from time to time), severally and not jointly (each, an “Acquiring Fund”), and Global X Funds, a statutory trust organized under the laws of the State of Delaware (“Global X Funds”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, the Acquiring Trusts and Global X Funds (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and Global X Funds pursuant to Section 8 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 8b of the Agreement;

WHEREAS, Section 8 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 6 of the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and Global X Funds pursuant to Section 8(b) of the Agreement, effective as of October 12, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Global X Funds shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Global X Funds, on behalf of each of its series listed on Schedule B, severally and not jointly

By:	/s/ Susan Lively
Name:	Susan Lively
Title	Secretary

SCHEDULE A

List of Acquiring Funds

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

SCHEDULE B

List of Acquiring Funds

Global X MSCI China Consumer Discretionary ETF	Global X Robotics & Artificial Intelligence ETF
Global X MSCI China Energy ETF	Global X MSCI SuperDividend EAFE ETF
Global X MSCI China Financials ETF	Global X Founder-Run Companies ETF
Global X MSCI China Industrials ETF	Global X U.S. Infrastructure Development ETF
Global X MSCI China Materials ETF	Global X U.S. Preferred ETF
Global X Copper Miners ETF	Global X Autonomous & Electric Vehicles ETF
Global X MSCI Greece ETF	Global X Artificial Intelligence & Technology ETF
Global X MSCI Portugal ETF	Global X S&P 500 Quality Dividend ETF
Global X Gold Explorers ETF	Global X Adaptive US Factor ETF
Global X Lithium & Battery Tech ETF	Global X E-commerce ETF
Global X MLP & Energy Infrastructure ETF	Global X MSCI China Consumer Staples ETF
Global X MLP ETF	Global X MSCI China Health Care ETF
Global X MSCI Argentina ETF	Global X MSCI China Information Technology ETF
Global X MSCI Colombia ETF	Global X MSCI China Real Estate ETF
Global X MSCI Nigeria ETF	Global X MSCI China Utilities ETF
Global X MSCI Norway ETF	Global X Nasdaq 100 Covered Call ETF
Global X MSCI Pakistan ETF	Global X S&P 500 Covered Call ETF
Global X MSCI China Communication Services ETF	Global X DAX Germany ETF
Global X MSCI Next Emerging & Frontier ETF	Global X Genomics & Biotechnology ETF
Global X Silver Miners ETF	Global X Cloud Computing ETF
Global X Social Media ETF	Global X Cannabis ETF
Global X FTSE Southeast Asia ETF	Global X Cybersecurity ETF
Global X MSCI SuperDividend EmergingMarkets ETF	Global X Video Games & Esports ETF
Global X SuperDividend ETF	Global X Emerging Markets Bond ETF
Global X SuperDividend REIT ETF	Global X Variable Rate Preferred ETF
Global X SuperDividend U.S. ETF	Global X S&P Catholic Values Developed ex- U.S. ETF
Global X SuperIncome Preferred ETF	Global X Education ETF
Global X Uranium ETF	Global X Telemedicine & Digital Health ETF
Global X Guru Index ETF	Global X China Biotech Innovation ETF
Global X NASDAQ 100 Covered Call & Growth ETF

B-1

Global X Renewable Energy Producers ETF	Global X S&P 500 Covered Call & Growth ETF
Global X S&P 500® Catholic Values ETF	Global X CleanTech ETF
Global X Millennial Consumer ETF	Global X Data Center REITs & Digital Infrastructure ETF
Global X Health & Wellness ETF	Global X Emerging Markets Internet & E- commerce ETF
Global X Aging Population ETF	Global X Adaptive U.S. Risk Management ETF
Global X Conscious Companies ETF	Global X China Innovation ETF
Global X FinTech ETF	Global X Clean Water ETF
Global X Internet of Things ETF	Global X Hydrogen ETF
Global X AgTech & Food Innovation ETF	Global X NASDAQ 100 Tail Risk ETF
Global X Blockchain ETF	Global X NASDAQ 100 Risk Managed Income ETF
Global X S&P 500 Risk Managed Income ETF	Global X NASDAQ 100 Collar 95-110 ETF
Global X Solar ETF	Global X S&P 500 Tail Risk ETF
Global X Wind Energy ETF	Global X S&P 500 Collar 95-110 ETF
Global X MSCI Vietnam ETF	Global X Dow 30® Covered Call ETF
Global X Disruptive Materials ETF	Global X Green Building ETF
Global X Metaverse ETF

B-2